Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results and Reaffirms 2011 Full-Year Guidance

•	Revenue was $146.2 million, an increase of 17.7% from $124.2 million in the first quarter of 2010

•	Adjusted EBITDA(1) was $25.7 million, an increase of 25.2% from $20.5 million in the prior year’s first quarter; RadNet’s trailing twelve month Adjusted EBITDA(1) rises to $111.4 million

•	RadNet substantially narrowed loss in the quarter; reports a per share net loss of $(0.02) compared to a per share loss of $(0.11)in the prior year’s first quarter

•	Same Center procedural volumes increased 5.8% as compared with the first quarter of 2010

•	RadNet reaffirms 2011 guidance levels

LOS ANGELES, California, May 10, 2011 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 206 owned and/or operated outpatient imaging centers (inclusive of 19 facilities held in Joint Ventures), today reported financial results for its first quarter of 2011.

Financial Results

For the first quarter of 2011, RadNet reported Revenue, Adjusted EBITDA(1) and Net Loss of $146.2 million, $25.7 million and $(876,000), respectively.  Revenue increased $22.0 million (or 17.7%), Adjusted EBITDA(1) increased $5.2 million (or 25.2%) and Net Loss decreased $3.2 million, respectively, over the first quarter of 2010.  Net Loss for the first quarter was $(0.02) per share, compared to a Net Loss of $(0.11) per share in the first quarter of 2010 (based upon a weighted average number of diluted shares outstanding of 37.3 million and 36.4 million for these periods in 2011 and 2010, respectively).  Affecting operating results in the first quarter of 2011 were certain non-cash expenses and non-recurring items including:  $1.0 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $145,000 of severance paid in connection with headcount reductions related to cost savings initiatives from previously announced acquisitions; $259,000 loss on the sale of certain capital equipment; $748,000 of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our existing credit facilities; $500,000 gain based upon property and casualty insurance settlement proceeds; and $1.1 million fair value gain from our interest rate swaps, net of the amortization of  an Accumulated Comprehensive Loss existing prior to April 6, 2010.

For the first quarter of 2011, as compared to the prior year’s first quarter, MRI volume increased 22.1%, CT volume increased 14.1% and PET/CT volume decreased 0.7%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 17.0% over the prior year’s first quarter.  On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2011 and 2010, MRI volume increased 5.8%, CT volume increased 2.0% and PET/CT volume decreased 5.0%.  Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 5.8% over the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “We are pleased with our first quarter results.  Typically, our first quarter is our most challenging quarter due to seasonality from the effects of adverse weather in the northeastern U.S. and from increasing patient participation in higher deductible health plans, which shifts procedural volumes into subsequent quarters.  Despite these factors, our results this quarter showed marked improvement from last year’s first quarter, as evidenced by double digit improvement in our Revenue and Adjusted EBITDA(1). ”

“What is also very encouraging is that we were able to increase same center revenue and procedural growth, which may be indicative of the start of a general recovery from the depressed utilization levels from which all healthcare providers suffered last year,” added Dr. Berger.

Dr. Berger continued, “During the first quarter, we completed the acquisition of Imaging On Call, a leading teleradiology provider to hospitals, radiology practices and imaging centers.  Along with our eRAD software subsidiary, acquired in the fourth quarter of last year, we have assembled the tools we believe are necessary to be a full-service outsourced radiology partner to hospitals, health systems and ultimately, as they take shape, Accountable Care Organizations.  Along with our continued focus on expanding our core business of fixed site imaging center operations, we will continue to identify and pursue related radiology service businesses to broaden our revenue base and substantially increase our opportunity set.”

2011 Guidance

RadNet reaffirms its previously announced 2011 fiscal year guidance ranges as follows:

Revenue	$575 million - $605 million
Adjusted EBITDA(1)	$110 million - $120 million
Capital Expenditures (a)	$35 million - $40 million
Cash Interest Expense	$45 million - $49 million
Free Cash Flow Generation (b)	$25 million - $35 million

(a)	Net of proceeds from the sale of equipment.
(b)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2011 results on Tuesday, May 10th, 2011 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Daylight Time).

Conference Call Details:

Date:  Tuesday, May 10, 2011
Time:  10:30 a.m. EDT
Dial In-Number:  1-888-724-9505
International Dial-In Number:  1-913-312-1264

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. A telephonic replay of the conference call may be accessed approximately two hours after the call by dialing 1-877-870-5176 or 1-858-384-5517 for international callers and entering the replay access code 6261326.

There will also be a simultaneous live webcast of the conference call which can be accessed under "News" in the RadNet Investor Relations section of the company website at http://www.radnet.com/ or you may use the link audio feed and archived recording of the conference call available at http://viavid.net/dce.aspx?sid=00008561.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results.  The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance.  The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters.  Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 206 owned and/or operated outpatient imaging centers (inclusive of 19 facilities held in Joint Ventures).  RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,500 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2011 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE DATA)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$259	$627
Accounts receivable, net	104,666	96,094
Prepaid expenses and other current assets	16,300	14,304
Total current assets	121,225	111,025
PROPERTY AND EQUIPMENT, NET	195,633	194,230
OTHER ASSETS
Goodwill	147,752	143,353
Other intangible assets	57,165	57,348
Deferred financing costs, net	14,956	15,486
Investment in joint ventures	17,274	15,444
Deposits and other	2,577	2,628
Total assets	$556,582	$539,514
LIABILITIES AND EQUITY DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$91,206	$82,619
Due to affiliates	3,051	2,975
Deferred revenue	1,382	1,568
Current portion of notes payable	5,966	8,218
Current portion of deferred rent	863	745
Current portion of obligations under capital leases	7,787	9,139
Total current liabilities	110,255	105,264
LONG-TERM LIABILITIES
Deferred rent, net of current portion	10,366	10,379
Deferred taxes	277	277
Line of credit	15,900	-
Notes payable, net of current portion	480,131	481,578
Obligations under capital lease, net of current portion	4,276	5,639
Other non-current liabilities	17,208	18,850
Total liabilities	638,413	621,987
COMMITMENTS AND CONTINGENCIES

EQUITY DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized; 37,307,225 and 37,223,475 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	4	4
Paid-in-capital	163,591	162,444
Accumulated other comprehensive loss	(1,801)	(2,137)
Accumulated deficit	(243,717)	(242,841)
Total Radnet, Inc.'s equity deficit	(81,923)	(82,530)
Noncontrolling interests	92	57
Total equity deficit	(81,831)	(82,473)
Total liabilities and equity deficit	$556,582	$539,514

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010

NET REVENUE	$146,217	$124,178

OPERATING EXPENSES
Cost of operations	115,828	98,639
Depreciation and amortization	13,921	13,275
Provision for bad debts	7,905	7,677
Loss on sale of equipment	259	104
Severance costs	145	132
Total operating expenses	138,058	119,827

INCOME FROM OPERATIONS	8,159	4,351

OTHER EXPENSES
Interest expense	12,915	9,967
Other income	(1,871)	-
Total other expenses	11,044	9,967

LOSS BEFORE INCOME TAXES AND EQUITY
IN EARNINGS OF JOINT VENTURES	(2,885)	(5,616)
Provision for income taxes	(147)	(334)
Equity in earnings of joint ventures	2,224	1,861
NET LOSS	(808)	(4,089)
Net income attributable to noncontrolling interests	68	22
NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(876)	$(4,111)

BASIC AND DILUTED NET LOSS PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.02)	$(0.11)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	37,257,683	36,363,946

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS)
(Unaudited)

	Three months ended
	March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(808)	$(4,089)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,921	13,275
Provision for bad debts	7,905	7,677
Equity in earnings of joint ventures	(2,224)	(1,861)
Distributions from joint ventures	2,504	3,095
Deferred rent amortization	105	359
Amortization of deferred financing cost	748	670
Amortization of bond discount	58	-
Loss on sale of equipment	259	104
Amortization of cash flow hedge	306	-
Stock-based compensation	1,048	819
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(15,481)	(8,071)
Other current assets	(2,345)	(1,426)
Other assets	51	(1,287)
Deferred revenue	(186)	-
Accounts payable and accrued expenses	9,335	7,337
Net cash provided by operating activities	15,196	16,602
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(6,343)	(6,708)
Purchase of property and equipment	(15,616)	(12,900)
Proceeds from sale of equipment	235	-
Purchase of equity interest in joint ventures	(1,500)	-
Net cash used in investing activities	(23,224)	(19,608)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(6,490)	(5,538)
Deferred financing costs	(218)	-
Proceeds from, net of payments on, line of credit	15,900	-
Payments to counterparties of interest rate swaps, net of amounts received	(1,611)	(1,581)
Distributions to noncontrolling interests	(33)	(18)
Proceeds from issuance of common stock upon exercise of options/warrants	99	49
Net cash provided by (used in) financing activities	7,647	(7,088)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	13	-
NET DECREASE IN CASH AND CASH EQUIVALENTS	(368)	(10,094)
CASH AND CASH EQUIVALENTS, beginning of period	627	10,094
CASH AND CASH EQUIVALENTS, end of period	$259	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$6,330	$9,340

RADNET, INC.
RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO ADJUSTED EBITDA(1)
(IN THOUSANDS)

	Three Months Ended
	March 31,
	2011	2010

Income from Operations	$8,159	$4,351
Plus Depreciation and Amortization	13,921	13,275
Plus Earnings from Joint Ventures	2,224	1,861
Plus Non Cash Employee Stock Compensation	1,048	819
Plus Loss on Sale of Equipment	259	104
Less Net Income Attributable to Noncontrolling Interests	(68)	(22)
Plus Severance Costs: Elimination of Corporate Personnel	145	132
Adjusted EBITDA(1)	$25,688	$20,520

RADNET PAYMENTS BY PAYORS *

	First Quarter	Full Year	Full Year
	2011	2010	2009

Commercial Insurance	55.1%	55.7%	55.8%
Medicare	19.7%	19.3%	20.0%
Capitation	15.0%	15.3%	15.4%
Workers Compensation/Personal Injury	4.5%	4.1%	3.5%
Medicaid	3.4%	3.2%	3.2%
Other	2.2%	2.4%	2.1%
	100.0%	100.0%	100.0%

RADNET PAYMENTS BY MODALITY *

	First Quarter	Full Year	Full Year
	2011	2010	2009

MRI	35.2%	34.3%	34.1%
CT	15.9%	17.5%	19.1%
PET/CT	6.3%	6.1%	6.0%
X-ray	10.2%	10.1%	9.8%
Ultrasound	10.8%	11.0%	10.3%
Mammography	15.7%	16.0%	16.0%
Nuclear Medicine	1.6%	1.7%	1.7%
Other	4.1%	3.2%	3.0%
	100.0%	100.0%	100.0%

RADNET AVERAGE PAYMENTS BY MODALITY *

	First Quarter	Full Year	Full Year
	2011	2010	2009

MRI	$498	$501	$503
CT	302	306	308
PET/CT	1,487	1,494	1,493
X-ray	41	40	38
Ultrasound	108	107	108
Mammography	133	135	135
Nuclear Medicine	320	322	323
Other	124	126	127

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.
Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation.  Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure.  Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid.  Free Cash Flow is a non-GAAP financial measure.  The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.